Exhibit 10.17

CAMERON INTERNATIONAL CORPORATION
EIGHTH AMENDMENT
TO THE
2005 EQUITY INCENTIVE PLAN

WHEREAS, CAMERON INTERNATIONAL CORPORATION (the “Company”) has heretofore adopted the 2005 EQUITY INCENTIVE PLAN (the “Plan”); and

WHEREAS, the Company desires to amend the Plan in certain respects:

NOW, THEREFORE, the Plan shall be amended as follows, effective February 18, 2010:

1.	The number “24,574,350” shall be substituted for the number “23,804,100” in the first sentence of Section 3.1 of the Plan.

2.	The words “or special circumstances determined by the Committee including the achievement of performance objectives,” shall be deleted from Sections 5.5 and 7.4 of the Plan.

3.	As amended hereby, the Plan is specifically ratified and reaffirmed.

                 APPROVED:

                /s/ William C. Lemmer
                 William C. Lemmer
                 Senior Vice President, General Counsel
                      and Secretary

Date:  February 18, 2010